EDISON INTERNATIONAL

                             UNDERWRITING AGREEMENT

                                 DEBT SECURITIES



To the Representatives named
   in Schedule I hereto
   of the Underwriters named
   in Schedule II hereto

Ladies and Gentlemen:

         Edison International, a California corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the
"Underwriters") for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in
Schedule I hereto (the "Securities"). The Securities will be issued under an indenture, dated as of September 28, 1999 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in
Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file numbers of which are set forth in Schedule I hereto), which has become effective, for the registration under the Act of the offer and sale of securities including the Securities. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act an amendment and supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, together are hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus";

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          and  such  supplemented  form of  prospectus,  in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so amended and supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (y) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

     (c) The Company and its subsidiaries taken as a whole has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus; and, since the respective dates as of which information is given in the



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          Registration  Statement and the Final  Prospectus,  there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Final Prospectus.

     (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus.

     (e) The Company has an authorized capitalization as set forth in the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

     (f) Each of Southern California Edison Company, Edison Mission Energy and Edison Capital (the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Final Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and all such shares owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or security.

     (g) The Indenture has been duly authorized and duly qualified under the Trust Indenture Act, and when executed and delivered will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

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

     (h) The issuance by the Company of the Securities, the compliance by the Company with all of the provisions of this Agreement, the Securities and the Indenture, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Securities or the Indenture, except (i) such as have been, or will have been, prior to the Closing Date, obtained under the Act or the Trust Indenture Act and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance and sale by the Company of the Securities.

     (i) Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their properties is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (j) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or similar constitutional documents), or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such violation or default that would not, individually or in the aggregate, have a material adverse effect on or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

     (k) The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings

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

          relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole.

     (l) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

     (m)  The  statements  set  forth  in (i) the  Basic  Prospectus  under  the captions "Description of Securities" and "Description of Debt Securities," and (ii) in the Final Prospectus as amended or supplemented under the caption "Description of the Notes," insofar as they constitute a summary of the terms of the Securities and the Indenture and (x) in the Basic Prospectus under the caption "Plan of Distribution" and (y) in the Final Prospectus as amended or supplemented under the captions "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, in each case are accurate, complete and fair in all material respects.

     (n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

     (o) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder, and

     (p) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company and its subsidiaries taken as a whole have a material relationship, to evaluate the extent to which the business or operations of the Company and its subsidiaries taken as a whole will be affected by the Year 2000 Problem. As a result of such review, the Company does not believe that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole or result in any material loss or interference with the business or operations of the Company and its subsidiaries taken as a whole. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used by the Company or any of its subsidiaries in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31,

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          1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

     3. Delivery and Payment. Delivery of certificates for and payment for the Securities shall be made at the office, on the date and at the time specified in
Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment to the Company of the purchase price therefor in the funds specified in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full business day in advance of the Closing Date.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives not later than 3:00 PM, New York time, on the business day prior to the Closing Date. All references herein to "certificates" shall mean one or more global securities registered in the name of The Depository Trust Company or its nominee.

     It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

     4. Agreements. The Company agrees with the several Underwriters that:

     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission in accordance with the requirements of Rule 424(b) and will notify the
Representatives of such filing. The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use every reasonable effort

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to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representative of such an event, and (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

     (e) The Company agrees to use its best efforts to qualify the Securities and to assist in the qualification of the Securities by or on behalf of the Representatives or of any of one or more of the several Underwriters for sale under the laws of such States as the Representatives may designate, to maintain such qualifications in effect so long as required for the distribution of the Securities and to assist in the determination of the legality of the Securities for purchase by institutional investors under the laws of such States as the Representatives may designate; provided that the Company shall not be required to qualify as a foreign corporation in any State, or to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Securities.

     (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any debt securities (i) covered by the Registration Statement or any other registration statement filed under the Act or (ii) to purchasers for resale in reliance on the exemption from registration under the Act provided by Rule 144A under the Act.

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

     (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the Commission in accordance with the requirements of Rule 424(b).

     (b) At or before the Closing Date, any regulatory authority whose consent or approval shall be required for the issue and sale of the Securities by the Company as herein provided shall have entered an order or orders authorizing the issue and sale of the Securities by the Company on the terms set forth in the Final Prospectus and herein, and at the Closing Date such order or orders shall be in full force and effect.

     (c) At the Closing Date, the Representatives shall have received the written opinion, dated the Closing Date, of Kenneth S. Stewart, Assistant General Counsel of the Company, to the effect that:

     (i) each of the Company and the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus;

     (ii) all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

     (iii)the Company's authorized equity capitalization is as set forth in the Final Prospectus; and the Securities conform in all material respects to the description thereof contained in the Final Prospectus;

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

     (iv) the Indenture has been duly authorized, executed and delivered, is qualified under the Trust Indenture Act, and is a legally valid and binding instrument, enforceable in accordance with its terms;

     (v)  the  Securities   have  been  duly   authorized  and,  when  executed,
          authenticated, issued and delivered against payment therefor in accordance with the Indenture and this Agreement, will constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms;

     (vi) to the best of the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus;

     (vii)the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

     (viii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

     (ix) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be  required  under the blue sky laws of any  jurisdiction in connection with the purchase and  distribution of the Securities by the Underwriters in the manner  contemplated in this
          Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

     (x) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) to the knowledge of such counsel after due inquiry, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

     (xi) this Agreement has been duly authorized, executed and delivered by the Company.

     In rendering the opinion called for by clauses (iv) and (v) above, Mr. Stewart may state that his opinion as to enforceability is subject to specified exceptions, limitations and qualifications under applicable California and federal law.

     (d) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (e) The Representatives shall have received certificates of the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of his or her knowledge after reasonable investigation:

     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

     (iii)since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the financial condition or results of operations of the Company, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) or as described in such certificate.

     (f) On the date hereof, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives) dated as of the date hereof, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and stating in effect that:

     (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:

          (1) any unaudited financial statements included or incorporated in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q of the Company under the Exchange Act; and said unaudited financial statements are not fairly presented (except as permitted by Form 10-Q) in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

          (2) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, there were any decreases, at the date of the latest available unaudited financial statements prepared by the Company, in the stockholders' equity of the Company or any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt or capital stock of the Company (other than changes resulting from conversions of outstanding securities, drawdowns of and earnings on funds held in trust in connection with pollution control bonds and issuances of stock under existing stock plans) as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the
               period  from  the date of the most  recent  financial  statements incorporated in the Registration Statement and the Final Prospectus to the date of the latest available unaudited financial statements prepared by the Company there were any decreases, as compared with the corresponding period in the preceding year, in total operating revenues or total or per share amounts of net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

          (3) the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

     (iii)they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting,
          financial  or  statistical   information   derived  from  the  general
          accounting records of the Company) set forth in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, including the information included or incorporated in Items 1, 2, 6 and 7 of the Company's annual report on Form 10-K incorporated therein or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's quarterly reports on Form 10-Q incorporated therein, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

     In addition, at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, in form and substance satisfactory to the Representatives, to the effect set forth in the introductory paragraph to this paragraph (f), in subparagraphs (i) and (ii) (1) above and, to the extent referring to information contained in Exchange Act reports incorporated in the Registration Statement and the Final Prospectus, in subparagraph (iii) above.

     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been
(i) any material adverse change described in the certificate referred to in paragraph (e) of this Section 5, (ii) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (iii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i), (ii) or (iii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

     (h) Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company's debt securities by Moody's Investor Services or Standard & Poor's Rating Services.

     (i) At or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and such additional opinions and letters as are provided for in Schedule I.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     6. Conditions to the Obligations of the Company. The obligations of the Company to sell and deliver the Securities shall be subject to the following conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) At or before the Closing Date, any regulatory authority whose consent or approval shall be required for the issue and sale of the Securities to the Underwriters as herein provided shall have entered an order or orders authorizing the issue and sale of the Securities on the terms set forth in the Final Prospectus and herein, and at the Closing Date such order or orders shall be in full force and effect.

     (c) Concurrently with or prior to the delivery of the Securities to the several Underwriters, the Company shall receive the full purchase price herein specified for the Securities.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Company hereunder may be cancelled at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Representatives in writing or by telephone or telegraph confirmed in writing.

     7. Reimbursement of Underwriters' Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities and for expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements to each Underwriter. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentence in paragraph 3 related to market making for the securities, (iii) paragraph 4 related to concessions and reallowances and (iv) the paragraphs 6 and 7 related to overallotment, stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under paragraphs (a) or (b) of this Section 8. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in no event shall any non-defaulting Underwriter be obligated to purchase additional Securities under this Section 9 in an amount exceeding 10% of the amount of the Securities set forth opposite its name in Schedule II hereto. In the event that the amount of Securities which all such non-defaulting Underwriters shall be obligated to purchase under the preceding sentence shall be less than the amount of Securities which all such defaulting Underwriters shall have failed to purchase, the non-defaulting Underwriters shall have the right (but not the obligation) to purchase the remaining Securities. If all such remaining Securities are not purchased by non-defaulting Underwriters as above provided, the Company may, at its option,
(a) cancel this Agreement pursuant to the provisions of Section 6 hereof or (b) elect to proceed with the sale and delivery hereunder of less than all of the Securities to be purchased by the Underwriters. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the common stock of the Company shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2244 Walnut Grove Avenue, Rosemead, California 91770, attention of the Treasurer.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                      Very truly yours,

                                      EDISON INTERNATIONAL



                                      BY:          Mary C. Simpson
                                            -----------------------------
                                                   Mary C. Simpson
                                                 Assistant Treasurer


     The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.


BY:      SALOMON SMITH BARNEY



BY:      Arthur H. Tildesley
         --------------------------------------
Name:    Arthur H. Tildesley
Title:  Managing Director


For themselves and the other several
Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I



Underwriting Agreement dated September 23, 1999

Registration Statement No. 333-82293

Representatives and Address:

            Salomon Smith Barney Inc.
            388 Greenwich Street
            New York, New York 10013

            J.P. Morgan Securities Inc.
            60 Wall Street
            New York, New York 10260-0060

Title, Purchase Price and Description of Securities:

          Title:  6-7/8% Notes, Due 2004
          Principal Amount:  $750,000,000
          Purchase Price:  99.236% of the principal amount of the Securities

          Maturity:  September 15, 2004

          Interest: 6-7/8% per annum, from September 28, 1999, payable semiannually on March 15 and September 15, commencing
          March 15, 2000, to the holders of record on the preceding March 1 and September 1, respectively.

          Sinking Fund Provisions:  None

          Optional Redemption: The Company may at its option redeem the Notes in whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the
          Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of such payments of interest accrued, as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months at the Adjusted Treasury Rate plus 15 basis points, plus, in each case, accrued interest to the date of redemption. (All capitalized terms used in this "Optional Redemption" paragraph and not otherwise defined herein have the meaning ascribed to them in the Indenture, as supplemented by that certain Supplemental Indenture No.1, of even date herewith, by and between the Company and Harris Savings Bank and Trust, as trustee.)

Closing Date and Time:  September 28, 1999, 7:00 AM, California time

Method of Payment:  Federal Reserve funds in Los Angeles, California

Modification of items to be covered by the letter from Arthur Andersen LLP delivered pursuant to Section 5(f): None

Location of Closing:

                  Latham & Watkins
                  633 West 5th Street, Suite 4000
                  Los Angeles, California  90071-2007

                                   SCHEDULE II


                                                             Principal
                                                               Amount
                                                           of Securities
                                                               to be
Underwriters                                                 Purchased

Salomon Smith Barney Inc.........................          $   300,000,000
J.P. Morgan Securities Inc.......................              300,000,000
Banc of America Securities LLC...................               75,000,000
Goldman, Sachs & Co..............................               75,000,000
                                                           ---------------
Total............................................          $   750,000,000
                                                           ===============